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71-0719053

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                                                        THIS INSTRUMENT PREPARED BY:
MIDWEST CABLE COMMUNICATIONS                            FIRST SECURITY BANK
   OF ARKANSAS, INC.                                    FAYETTEVILLE BRANCH
7125 McGUIRE STREET                                     P.O. BOX 1246
FAYETTEVILLE, AR 72704                                  FAYETTEVILLE, AR 72702
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        DEBTOR'S NAME AND ADDRESS AND SSN/TIN                      SECURED PARTY'S NAME AND ADDRESS
          ("I" means each Debtor who signs.)             ("you" means the Secured Party, its successors and
                                                                             assigns.)
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I am a(n) ___ individual        __ partnership                 This Space for use of Filing Officer.
_X_ corporation                                                                Number
___ other (__________________________).

The property will be used for __ personal
_X_ business ___ other
(____________________________) reasons.
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I am entering into this security agreement with you on August 23, 2000.

SECURED DEBTS. I agree that this security agreement will secure the payment and performance on the debts, liabilities or obligations described below that MIDWEST CABLE COMMUNICATIONS OF ARKANSAS, INC. owes(s) to you now or in the future:

(Check one below):

___ SPECIFIC DEBT(S). The debt(s), liability or obligations evidenced by (describe): loan number 27543768 dated 08/23/00 FCR $296,138.75 and all extensions, renewals, refinancings, modifications and replacements of the debt, liability or obligation.

___ ALL DEBT(S). Except in those cases listed in the "LIMITATIONS" paragraph on page 2, each and every debt, liability and obligation of every type and description (whether such debt, liability or obligation now exists or is incurred or created in the future and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several).

SECURITY INTEREST. To secure the payment and performance of the above described Secured Debts, liabilities and obligations, I give you a security interest in all of the property described below that I now own and that I may own in the future (including, but not limited to, all parts, accessories, repairs, improvements and accessions to the property), whenever the property is or may be located, and all proceeds and products from the property.

___ INVENTORY: All inventory which hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in my business.

_x_ EQUIPMENT: All equipment, including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools. All equipment described in a list or schedule which I give to you will also be included in the secured property, but such a list is not necessary for a valid security interest in my equipment.

___ FARM PRODUCTS:  All farm products including but not limited to:

         (a) all poultry and livestock and their young, along with their products, product and replacements;

         (b)  all coops, annual or perennial, and all products of the crops; and

         (c) all feed, seed, fertilizer, medicines and other supplies used or produced in my farming operations.

___ ACCOUNTS, INSTRUMENTS, DOCUMENTS, CHATTEL PAPER AND OTHER RIGHTS TO PAYMENT:
All rights I have now and that I may have in the future to the payment of money including, but not limited to:

         (a) payment for goods and other property sold or leased or for services rendered whether or not I have earned such payment by performance; and

         (b) rights to payment arising out of all present and future debt instruments, chattel paper, and loans and obligations receivable.

The above include any rights and interest (including all liens and security interests) which I may have by law or agreement against any account debtor or obligor of mine.

_x_ GENERAL INTANGIBLES: All general intangibles including, but not limited to, tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises and the right to use my name.

___ GOVERNMENT PAYMENTS. All payments, accounts, general intangibles or other benefits (including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance payments, diversion payments and conservation reserve payments) in which I now have and in the future may have any rights or interest and which arise under or as a result of any preexisting, current or future Federal or state governmental program (including, but not limited to, all programs administered by the Commodity Credit Corporation and the ASCS.

_x_ The secured property includes, but is not limited by, the following:
 -

         VEMEER D-50X100 DIRECTIONAL BORE DRILL, AUTOMATED ROD LOADER/STRIKE ALERT 15' ROCK/3 SPEED GREE BOX/ANTIFREEZE SYSTEM/ 18" TRIPLE GREASERS/ 780' 3.5" FIRESTICK DRILLSYSTEM WITH 2 EXTRA ROD BOXES, ATLAS BORE PLANNER, STANDARD DRILL HEAD, 150 GPM APLEX PUMP, MODEL-D50X100A NAVIGATOR, SERIAL NUMBER 1VRS180YAY1000325.

     If this agreement covers timber to be cut, minerals (including oil and gas), fixtures or crops growing or to be grown, the legal description is:

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                                ADDITIONAL TERMS


GENERALLY - "You" means the Secured Party identified on page 1 of this agreement. "I," "me" and "my" means each person who signs this security agreement as Debtor and who agrees to give the property described in this agreement as security for the Secured Debt(s). All terms and duties under this agreement are joint and individual. No modification of this security agreement is effective unless made writing and signed by you and me. This security agreement remains in effect, even if the note is paid and I owe no other debt to you, until discharged in writing. Time is of the essence in this agreement.